UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2026

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41903	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 17, 2026, T1 Energy Inc. (the “Company”) completed its previously announced public offering of $184.0 million aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2031 (the “Convertible Notes”) (including $24.0 million aggregate principal amount of Convertible Notes pursuant to the underwriters’ option to purchase additional Convertible Notes to cover over-allotments, which was exercised in full on April 15, 2026) at a public offering price of 100% of the principal amount thereof (the “Offering”). The Convertible Notes were issued pursuant to, and are governed by, an indenture, dated as of December 16, 2025 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended and supplemented by the second supplemental indenture, dated as of April 17, 2026 (the “Second Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Company estimates that the net proceeds from the Offering will be approximately $174.7 million, after deducting underwriting discounts and commissions and the Company’s estimated offering expenses. The Company expects to use the net proceeds from the Offering for (i) construction and development of infrastructure and purchase of production line equipment relating to Phase 1 of its G2_Austin solar cell fab with 2.1 GW of capacity and (ii) general corporate purposes. The Company is targeting a larger financing solution, that includes a significant debt component, to fund the remaining balance of capital expenditures for Phase 1 of G2_Austin.

The Convertible Notes will be senior unsecured obligations of the Company and will bear interest at a rate of 4.00% per annum from and including April 17, 2026, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2026. The Convertible Notes will mature on April 15, 2031, unless earlier repurchased, redeemed or converted.

Before January 15, 2031, holders may convert their Convertible Notes at their option only in certain circumstances. At any time from, and including, January 15, 2031 until the close of business on the business day immediately preceding the maturity date, the Convertible Notes will be convertible at the option of the holders. The Company will settle conversions by paying and/or delivering, as applicable, cash, shares of its common stock, or a combination of cash and shares of its common stock, at the Company’s election. The initial conversion rate is 146.9724 shares of the Company’s common stock per $1,000 principal amount of the Convertible Notes, which is equivalent to an initial conversion price of approximately $6.80 per share of common stock and represents a conversion premium of approximately 40% above the last reported sale price of $4.86 per share of the Company’s common stock on the New York Stock Exchange on April 14, 2026. If a “make-whole fundamental change” (as defined in the Indenture) occurs, or if the Company calls a holder’s Convertible Notes for redemption, then the Company will in certain circumstances increase the conversion rate for a specified period of time for holders who convert their Convertible Notes in connection with that make-whole fundamental change, or who convert their Convertible Notes that are called for such redemption.

The Convertible Notes will not be redeemable prior to April 20, 2029. The Convertible Notes will be redeemable, in whole or in part (subject to certain limitations), at the Company’s option at any time, and from time to time, on or after April 20, 2029 and prior to the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock equals or exceeds 130% of the conversion price for the Convertible Notes on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice.

If a “fundamental change” (as defined in the Indenture) occurs, then, subject to certain exceptions, holders may require the Company to repurchase their Convertible Notes at a cash repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Convertible Notes are governed by customary terms and covenants, including that upon certain events of default, including cross-acceleration to certain other indebtedness of the Company and certain of its subsidiaries, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the principal amount of the Convertible Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Convertible Notes and accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The above description of the Indenture and the Convertible Notes is a summary and is not complete. A copy of the Base Indenture, the Second Supplemental Indenture and the form of note representing the Convertible Notes are filed herewith or incorporated by reference herein, as applicable, as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference, and the above summary is qualified by reference to the terms of the Base Indenture, the Second Supplemental Indenture and the Convertible Notes set forth in such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

In connection with the issuance and sale of the Convertible Notes, the Company entered into an underwriting agreement, dated April 14, 2026 (the “Underwriting Agreement”), with Santander US Capital Markets LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The above description of the Underwriting Agreement is a summary and is not complete. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference, and the above summary is qualified by reference to the terms of the Underwriting Agreement as set forth in such exhibit.

A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to the validity of the Convertible Notes and the common stock underlying the Convertible Notes in connection with the Offering, is filed herewith as Exhibit 5.1.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to the anticipated use of proceeds from the Offering and the Company’s target to finance the remaining balance of its capital expenditures relating to Phase 1 of G_2 Austin. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in the Company’s other filings with the SEC, including risks related to: (1) the Company’s ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect its intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; (viii) remediate the material weakness in its internal control over financial reporting or otherwise maintain effective internal control over financial reporting; (ix) qualify for the advanced manufacturing production credit under Section 45X of the Internal Revenue Code of 1986; and (x) rely on third-party warranties; (2) the concentration of the Company’s operations in Texas and its dependence on a limited number of suppliers; (3) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (4) general economic and geopolitical conditions; (5) changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on the Company’s products and its competitive position; (6) the outcome of any legal proceedings relating to the Company’s products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; and (7) the capital-intensive nature of the Company’s business and its ability to raise additional capital on attractive terms or service its debt. Forward-looking statements speak only as of the date of this report and are based on information available to the Company as of the date of this report, and the Company assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of April 14, 2026, among T1 Energy Inc. and Santander US Capital Markets LLC and J.P. Morgan Securities LLC, as representatives of the Underwriters.
4.1*	Indenture, dated as of December 16, 2025, between T1 Energy Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Second Supplemental Indenture, dated as of April 17, 2026, between T1 Energy Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of 4.00% Convertible Senior Note due 2031 (included in Exhibit 4.2).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 16, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Joseph Evan Calio
	Name:	Joseph Evan Calio
	Title:	Chief Financial Officer

Dated: April 17, 2026

3